EXHIBIT 99.1
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    NEWS                                        [NISOURCE LOGO]
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                                                801 E. 86th Avenue
                                                Merrillville, IN 46410

   FOR IMMEDIATE RELEASE

   FOR ADDITIONAL INFORMATION

   MEDIA
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   Maria Hibbs         (219) 647-6201
   Sally Anderson      (219) 647-6203

   INVESTOR RELATIONS
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   Dennis Senchak      (219) 647-6085
   Rae Kozlowski       (219) 647-6083


          NISOURCE ANNOUNCES COLUMBIA ENERGY GROUP STOCK PRORATION

        MERRILLVILLE, Ind. (November 2, 2000) - NiSource Inc. (NYSE: NI) today reported that more than 77 percent of Columbia Energy Group shares elected to receive NiSource common stock in the NiSource and Columbia merger, which closed on Nov. 1.

        Under the merger agreement, Columbia shareholders had the right to elect to receive NiSource stock for their Columbia shares, subject to proration if elections exceeded 30 percent of the outstanding Columbia shares. Elections were received representing approximately
   61.3 million shares, or approximately 77.3 percent of the approximately 79.3 million shares of Columbia Energy Group common stock outstanding. As a result, 38.8301728 percent of those Columbia shares for which valid stock elections were made, rounded down to the nearest whole share, will be converted into NiSource stock. The exchange ratio is 3.04414 NiSource shares for each Columbia share that is exchanged for NiSource stock.

        The balance of the shares covered by the stock elections, as well as all Columbia shares for which no election was made will be exchanged, on a per share basis, for $70 in cash and $2.60 face amount of a SAILS (Stock Appreciation Income Linked Securities), a unit consisting of a zero coupon debt security and a forward equity contract. The NiSource SAILS began trading on the New York Stock Exchange on a "when-issued" basis today under the ticker symbol "NSE." The debt securities are reflected on the records of both the Depository Trust Company (DTC) and Bank One Trust Company, N. A., the







   Securities Intermediary for the SAILS, as Units, each Unit consisting of one debenture, $2.60 stated value. The manner in which DTC and the Securities Intermediary reflect the debentures on their books is not a substantive change in the debt securities, but only a matter of their internal records. In connection with depositing debentures with the Securities Intermediary to recreate SAILS (from Treasury SAILS), or trading debentures when (1) debentures are traded separately from the SAILS, prior to the purchase contract settlement date and (2) after the purchase contract settlement date, instructions to DTC or the Securities Intermediary should refer to the number of Units (debentures) involved, rather than to a principle dollar amount of debentures.

        Existing NiSource common shares were automatically converted by the merger into common stock of the new corporation without any action on the part of shareholders.

        ChaseMellon Shareholders Services, L.L.C., the exchange agent in the merger, will mail two separate statements to each Columbia shareholder who properly elected NiSource stock in the merger. One statement will identify the number of NiSource shares issued in non-certificated form and will include a check for cash paid instead of any fractional shares. The second statement will include a check for the cash portion of the merger consideration and will identify the number of SAILS issued in book-entry form. By Nov. 6, 2000, the exchange agent will also mail to the Columbia shareholders who did not elect NiSource stock documents to permit them to exchange their Columbia shares for cash and NiSource SAILS.

        NiSource Inc. is a holding company with headquarters in Merrillville, Ind., whose operating companies engage in virtually all phases of the natural gas business from exploration and production to transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource companies serve a high-growth energy corridor from the Gulf of Mexico to the Midwest to New England. More information about the company is available on the Internet at www.nisource.com.


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